SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SONIC FOUNDRY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIC FOUNDRY, INC.

222 West Washington Avenue

Madison, Wisconsin 53703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 4, 2010

The Annual Meeting of Stockholders of SONIC FOUNDRY, INC., a Maryland corporation (“Sonic”) will be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703 on March 4, 2010 at 9:00 a.m. local time, for the following purposes:

1.	To elect one director to hold office for a term of five years, and until his successor is duly elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending September 30, 2010.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All the above matters are more fully described in the accompanying Proxy Statement.

Only holders of record of Common Stock at the close of business on January 12, 2010 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

Please complete and return the enclosed proxy in the envelope provided or follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet, whether or not you intend to be present at the meeting in person.

By Order of the Board of Directors,

Madison, Wisconsin	Kenneth A. Minor
January 28, 2010	Secretary

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States or, follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet. Doing so will save us the expense of further mailings. If you sign and return your proxy card without marking choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

SONIC FOUNDRY, INC.

222 W. Washington Avenue

Madison, Wisconsin 53703

January 28, 2010

PROXY STATEMENT

The Board of Directors of Sonic Foundry, Inc., a Maryland corporation (“Sonic”), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

FOR the election of Mark D. Burish as Director for a term expiring in 2015; and

FOR the ratification of the appointment of Grant Thornton LLP as independent auditors of Sonic for the fiscal year ending September 30, 2010.

In the event that the nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Proxies may also be authorized by telephone or over the Internet by following the instructions on the proxy card. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about February 1, 2010.

Each stockholder will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on January 12, 2010 (the “Record Date”). Only holders of issued and outstanding shares of Sonic’s common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting, including any adjournment or postponement thereof. On that date, we had outstanding and entitled to vote 3,606,922 shares of Common Stock, held by approximately 7,600 stockholders, of which approximately 7,200 were held in street name. All stock and option amounts set forth herein reflect a one-for-ten reverse stock split of the Company’s common stock, which was effective on November 16, 2009.

QUORUM; VOTES REQUIRED

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a broker non-vote, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of a quorum, provided that the broker exercises discretionary authority on any other matter in the Proxy. A majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The election of the Director requires a plurality of the votes present and entitled to vote. The approval of the other proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

DATE, TIME AND PLACE OF ANNUAL MEETING

The Annual Meeting will be held on March 4, 2010 at 9:00 a.m. (Central time) at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into five classes, with each class having a five-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of the Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by a majority vote of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve until the next annual meeting of stockholders or until such director’s successor is elected and qualified.

Our Amended and Restated Articles of Incorporation provide that the number of directors, which shall constitute the whole Board of Directors, shall be not less than three or more than twelve. Our currently authorized number of directors is seven. The seat on the Board of Directors currently held by Arnold B. Pollard is designated as a Class II Board seat, with term expiring as of the Annual Meeting. Mr. Pollard has indicated he will not stand for re-election at this Annual Meeting. The Board of Directors has nominated Mark D. Burish as a Class II Director for election at the Annual Meeting.

Mr. Burish, is not currently a Board member of Sonic. If elected at the Annual Meeting, Mr. Burish would serve until the 2015 Annual Meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

Nominees for Director for a Five-Year term expiring on the 2015 Annual Meeting

Mark D. Burish

Mr. Burish, age 56, is a founder and shareholder of the law firm of Hurley, Burish & Stanton, Madison, WI, which he helped start in 1983. He is the founder and CEO of Our House Senior Living, LLC, Milestone Senior Living, LLC and Milestone Management Services, LLC which he started in 1997. Mr. Burish received his BA degree in communications from Marquette University in 1975 and his JD degree from the University of Wisconsin in 1978.

The election of a Director requires the approval of a plurality of the votes cast by holders of the shares of Sonic’s common stock. Any shares not voted, whether by broker non-vote or otherwise, will have no impact on the outcome of the election. Pursuant to revised stock exchange regulations, brokers will not have discretionary authority to vote on this matter if the broker has not received instructions from the beneficial owner.

The disinterested members of the Board of Directors unanimously recommends a vote FOR the election of Mr. Burish as Class II Director.

DIRECTORS CONTINUING IN OFFICE

Frederick H. Kopko, Jr.	Term Expires in 2011

Mr. Kopko, age 54, has been corporate Secretary from April 1997 to February 2001 and has been a Director since December 1995. Mr. Kopko is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January 1990. He has been a Director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from the University of Notre Dame Law School, and an M.B.A. degree from the University of Chicago.

Rimas P. Buinevicius	Term Expires in 2012

Mr. Buinevicius, age 47, has been the Chairman of the Board since October 1997 and Chief Executive Officer since January 1997. In addition to his organizational duties, Mr. Buinevicius is a recognized figure in the rich media industry focused on the convergence of technology, digital media and entertainment. Mr. Buinevicius joined Sonic in 1994 as General Manager and Director of Marketing. Prior to joining Sonic, Mr. Buinevicius spent the majority of his professional career in the fields of biomedical and industrial control research and development. Mr. Buinevicius earned an M.B.A. degree from the University of Chicago; a Master’s degree in Electrical Engineering from the University of Wisconsin, Madison; and a Bachelor’s degree in Electrical Engineering from the Illinois Institute of Technology, Chicago. Mr. Buinevicius is a recipient of Ernst and Young’s Entrepreneur of the Year award.

Monty R. Schmidt	Term Expires in 2013

Mr. Schmidt, age 45, has been the Chief Technology Officer since July 2003 and served as President from March 1994 to July 2003 and as a Director since February 1994. Throughout his tenure at Sonic Foundry, Mr. Schmidt has spearheaded a variety of engineering and strategic initiatives that have helped grow Sonic from the one person startup he founded in 1991. In addition to acting as an industry liaison, Mr. Schmidt is responsible for managing and facilitating technology development and utilization. Prior to joining Sonic, Mr. Schmidt served in software and hardware engineering capacities for companies in the medical and food service equipment industries. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin, Madison.

Gary R. Weis	Term Expires in 2013

Mr. Weis, age 62, has been a Director of Sonic since February 2004 and was President, Chief Executive Officer and a Director of Cometa Networks, a wireless broadband Internet access company from March 2003 to April 2004. From May 1999 to February 2003 he was Senior Vice President of Global Services at AT&T where he was responsible for one of the world’s largest data and IP networks, serving more than 30,000 businesses and providing Internet access to more than one million individuals worldwide. While at AT&T, Mr. Weis also was CEO of Concert, a joint venture between AT&T and British Telecom. Previously, from January 1995 to May 1999 he was General Manager of IBM Global Services, Network Services. Mr. Weis served as a Director from March 2001 to February 2003 of AT&T Latin America, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia. Mr. Weis earned BS and MS degrees in Applied Mathematics and Computer Science at the University of Illinois, Chicago.

David C. Kleinman	Term Expires in 2014

Mr. Kleinman, age 74, has been a Director of Sonic since December 1997 and has taught at the Chicago Booth School of Business at the University of Chicago since 1971, where he is now Adjunct Professor of Strategic Management. Mr. Kleinman has been a Director (trustee) of the Columbia Acorn Trust, and it’s predecessors since 1972 (which he is a member of the Committee on Investment Performance and a member of the Compliance Committee); a Director (trustee) of the Wanger Advisors Trust since 2005; a Director and non-executive chair of the Board since 1984 of North Lime Holdings and its wholly owned subsidiary, Irex Corporation, a contractor and distributor of insulation materials (where he is chairman of the Board of Directors); and a Director since 1993 of Plymouth Tube Company, a manufacturer of metal tubing and metal extrusions (where he serves on the Audit Committee). From 1999 to 2006, he was a member of the Advisory Board of DSC Logistics, a logistics management and warehousing firm. From May 1997 to February 2004, Mr. Kleinman served as a Director of AT&T Latin America and predecessor companies, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia (where he was chair of the Audit Committee and a member of the Compensation Committee). From 1994 to 2005, he was a director of Wisconsin Paper and Products Company, a jobber of paper and paper products. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company.

Paul S. Peercy	Term Expires in 2014

Mr. Peercy, age 69, has been a Director of Sonic since February 2004. Since September 1999, Mr. Peercy has served as dean of the University of Wisconsin-Madison College of Engineering. Since 2001 Mr. Peercy has been a member of the National Academy of Engineering. In 2000, then-Wisconsin Governor Tommy Thompson named Mr. Peercy to the Wisconsin Technology and Entrepreneurship Council. From August 1995 to September 1999, Mr. Peercy served as president of SEMI/SEMATECH, an Austin, Texas-based non-profit consortium of more than 160 of the nation’s suppliers to the semiconductor industry. Prior to that position he was director of Microelectronics and Photonics at Sandia National Laboratories in Albuquerque, New Mexico. He is the author or co-author of more than 175 technical papers and the recipient of two patents. Mr. Peercy is a Director and member of the audit committee of Bemis Company, Inc, a manufacturer of flexible packaging and pressure sensitive materials. Mr. Peercy received a BA degree in Physics from Berea College and MS and PhD degrees in Physics from the University of Wisconsin—Madison.

CORPORATE GOVERNANCE

Director Independence

Through its listing requirements for companies with securities listed on the NASDAQ Capital Market, the NASDAQ Stock Market (“NASDAQ”) requires that a majority of the members of our Board be independent, as defined under NASDAQ’s rules. The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or has engaged in various types of business dealings with the Company. The subjective test states that an independent director must be a person who lacks a relationship that in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviews information provided by the directors in an annual questionnaire with regard to each director’s business and personal activities as they relate to the Company. Based on this review and consistent with NASDAQ’s independence criteria, the Board has affirmatively determined that the following directors: David C. Kleinman, Paul S. Peercy, Arnold B. Pollard and Gary R. Weis and that the nominee for director, Mark D. Burish, are independent.

Related Person Transaction

The Board has adopted a Related Person Transaction Policy (the “Policy”), which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

Under the Policy, each of our directors and executive officers must notify the Chairman of the Audit Committee in writing of any potential Related Person Transaction involving such person or an immediate family member. The Audit Committee will review the relevant facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company. The Related Party Transaction must then be approved by the independent directors. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee and the independent directors may consider, among other things, the benefits to the Company; the impact on the director’s independence (if the Related Person is a director or an immediate family member); the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. There were no Related Person Transactions in the fiscal year ended September 30, 2009 (“Fiscal 2009”).

Board Structure and Meetings

The Board met six times during Fiscal 2009. The Board also acted by written consent from time to time. All directors attended at least 75% of the total number of Board meetings and committee meetings on which they serve (during the period in which each director served). In addition, NASDAQ marketplace rules contemplate that the independent members of our Board will meet during the year in separate closed meetings referred to as “executive sessions” without any employee director or executive officer present. Executive sessions were usually held after regularly scheduled Board meetings during Fiscal 2009.

The Board of Directors has four standing committees, the Audit Committee, the Executive Compensation Committee, the Nominations Committee and the Operations Analysis Committee.

Sonic has a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Kleinman (chair), Weis and Peercy serve on the Audit Committee. Sonic’s Board of Directors has determined that all members of Sonic’s Audit Committee are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and as defined under Nasdaq listing standards. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility including: (i) internal and external financial reporting, (ii) risks and controls related to financial reporting, and (iii) the internal and external audit process. The Audit Committee is also responsible for recommending to the Board the selection of our independent public accountants and for reviewing all related party transactions. The Audit Committee met five times in Fiscal 2009. A copy of the charter of the Audit Committee is available on Sonic’s website.

Sonic’s Board of Directors has determined that, due to his affiliation with the Graduate School of Business at the University of Chicago, and due to his serving as a director on numerous company boards, along with his other academic and business credentials, Mr. Kleinman has the requisite experience and applicable background to meet Nasdaq standards requiring financial sophistication of at least one member of the audit committee. Sonic’s Board of Directors has also determined that neither Mr. Kleinman nor any other member of the Audit Committee is an audit committee financial expert as defined by applicable SEC regulations

The Compensation Committee consists of Messrs. Kleinman (chair), Weis and Peercy. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as defined under Nasdaq listing standards. The Compensation Committee makes recommendations to the Board with respect to salaries of employees, the amount and allocation of any incentive bonuses among the employees, and the amount and terms of stock options to be granted to executive officers. The Compensation Committee met two times in Fiscal 2009. A copy of the charter of the Compensation Committee is available on Sonic’s website.

The Nominations Committee consists of Messrs. Peercy (chair), Weis and Kleinman. The Board of Directors has determined that all of the members of the Nominations Committee are “independent” as defined under Nasdaq listing standards. The purpose of the Nominations Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors. Our Board of Directors has adopted a charter for the Nominations Committee, which is available on Sonic’s website. The Nominations Committee will review all candidates in the same manner regardless of the source of the recommendation. Stockholder recommendations of candidates for Board membership will be considered when submitted to Corporate Secretary, Sonic Foundry, Inc., 222 W. Washington Ave., Madison, WI 53703. When submitting candidates for nomination to be elected at Sonic’s annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by Sonic’s bylaws.

In particular, for a stockholder to nominate a candidate for election at the 2011 Annual Meeting of Stockholders, the nomination must be delivered or mailed to and received by Sonic’s Secretary between November 4, 2010 and December 4, 2010 (or, if the 2011 annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made). The nomination must include the same information as is specified in Sonic’s bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•	The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Sonic’s proxy statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The Operations Analysis Committee consists of Messrs. Weis (chair) and Pollard. The Operations Analysis Committee was established in May 2008 to facilitate communication and provide advisory leadership in planning and strategic growth. The Operations Analysis Committee met in person and held numerous informal and telephonic meetings in Fiscal 2009.

DIRECTORS COMPENSATION

Our directors, who are not also our full-time employees, receive an annual retainer of $20,000 in addition to a fee of $1,500 for attendance at each meeting of the Board of Directors and $1,000 per committee meeting attended, other than the chair of our Audit Committee, Mr. Kleinman, who receives $2,000 per Audit Committee meeting attended. In addition, the chair of our Operations Analysis Committee, Mr. Weis, receives compensation of a $12,000 retainer per year and Mr. Pollard receives an annual retainer of $6,000 per year as compensation as a member of the Operations Analysis Committee. The cash compensation paid to the five non- employee directors combined in Fiscal 2009 was approximately $210,000. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Directors who are also employees do not receive any compensation for their participation in Board or Board Committee meetings.

Pursuant to the 2008 Sonic Foundry Non-Employee Directors Stock Option Plan (the “Directors Plan”) we grant to each non-employee director who is reelected or who continues as a member of the Board of Directors at each annual stockholders meeting a stock option to purchase 2,000 shares of Common Stock. Further, the chair of our Audit Committee receives an additional stock option grant to purchase 500 shares of Common Stock per year and the chair of our Operations Analysis Committee received a one-time stock option grant to purchase 5,000 shares of common stock which vest 25% immediately, and 25% on each of 4 months, 16 months and 28 months from the date of grant for his role in managing the activities of the Operations Analysis Committee pursuant to Sonic’s Non Qualified Stock Option Plan.

The exercise price of each stock option granted was equal to the market price of Common Stock on the date the stock option was granted. Stock options issued under the Directors Plan vest fully on the first anniversary of the date of grant and expire after ten years from date of grant. An aggregate of 50,000 shares are reserved for issuance under the Directors Plan.

If any change is made in the stock subject to the Directors Plan, or subject to any option granted thereunder, the Directors Plan and options outstanding thereunder will be appropriately adjusted as to the type(s), number of securities and price per share of stock subject to such outstanding options.

The options and warrants set forth above have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The term of all such options is ten years.

The following table summarizes cash and equity compensation provided our non-employee directors during the fiscal year ended September 30, 2009.

Name (a)	Fees Earned Or Paid In Cash ($)(1) (b)	Stock Awards ($) (c)	Option Awards ($)(2) (d)	Non-Stock Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
David C. Kleinman	42,000	—	18,850	—	—	—	60,850
Frederick H. Kopko	29,000	—	15,080	—	—	—	44,080
Paul S. Peercy	37,000	—	15,080	—	—	—	52,080
Arnold B. Pollard	41,000	—	15,080	—	—	—	56,080
Gary R. Weis	61,000	—	28,894	—	—	—	89,894

(1)	The amount reported in column (b) is the total of retainer fees and meeting attendance fees.
(2)	The amount reported in column (d) is the dollar amount recognized for financial reporting purposes for the fiscal year ended September 30, 2009 in accordance with FAS 123(R). Each director received an option award of 2,000 shares on March 5, 2009 at an exercise price of $5.50 with a grant date fair value of $6,346. In addition, Mr. Kleinman received a grant of 500 shares on March 5, 2009 at an exercise price of $5.50 with a grant date fair value of $1,587 in connection with his position as chair of the Audit Committee and Mr. Weis received a grant of 5,000 shares on November 3, 2008 at an exercise price of $5.00 with a grant date fair value of $13,814 in connection with his position as chair of the Operations Analysis Committee.

EXECUTIVE OFFICERS OF SONIC

Our executive officers, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified. There are no family relationships between any of the executive officers of Sonic.

Rimas P. Buinevicius is our Chairman of the Board of Directors and Chief Executive Officer. (See “Directors Continuing in Office”.)

Monty R. Schmidt is our Chief Technology Officer and a Director. (See “Directors Continuing in Office”.)

Kenneth A. Minor, age 47, has been our Chief Financial Officer since June 1997, Assistant Secretary from December 1997 to February 2001 and Secretary since February 2001. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related after market parts and service where he was responsible for financial, treasury and investor relations functions. Prior to 1993, Mr. Minor served in various senior accounting and financial positions for public and private corporations as well as the international accounting firm of Deloitte Haskins and Sells. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

Robert M. Lipps, age 38, has been Executive Vice President of Sales since April 2008, joining Sonic Foundry in April 2006 as Vice President of International Sales and assuming expanded responsibility for U.S. central sales in 2007. Mr. Lipps leads the company’s global sales organization including oversight of domestic, international and channel sales. He holds 15 years of sales leadership, business development and emerging market entry expertise in the technology and manufacturing sectors, including sales and channel management. From January 2004 to March 2006 he served as General Manager of Natural Log Homes LLC, a New Zealand based manufacturer of log homes. From July 1999 to Dec 2002 he served as Latin America Regional Manager of Adaytum, a software publisher of planning and performance management solutions, (acquired by Cognos Software, an IBM Company, in January 2003) and from May 1996 to July 1999 he served as International Sales Manager for Persoft, a software publisher of host access and mainframe connectivity solutions (acquired by Esker software in 1998). Mr. Lipps has a B.S. degree in Marketing from the University of Wisconsin at La Crosse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about the beneficial ownership of our Common Stock as of January 12, 2010, by each stockholder known by us to own beneficially more than 5% of our Common Stock, each of our executive officers named in the Summary Compensation Table (“Named Executive Officers”), each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 222 West Washington Avenue, Madison, Wisconsin 53703.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days after January 12, 2010, which we refer to as Presently Exercisable Options, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any beneficial owners of more than 5% of our Common Stock, other than listed below.

Name of Beneficial Owner(1)	Number of Shares of Class Beneficially Owned	Percent of Class(2)
Common Stock
Monty R. Schmidt (3)	339,626	9.4%

Rimas P. Buinevicius(4)	278,778	7.5

Mark D. Burish(5) 33 East Main St. Madison, WI 53703	90,000	2.5

Arnold B. Pollard(6) 733 Third Avenue New York, NY 10017	63,082	1.7

Kenneth A. Minor(7)	47,093	1.3

Frederick H. Kopko, Jr.(8) 20 North Wacker Drive Chicago, IL 60606	38,627	1.1

David C. Kleinman(9) 1101 East 58th Street Chicago, IL 60637	30,000	*

Gary R. Weis(10) P.O. Box 272 Deerfield, IL 60015	20,250	*

Paul S. Peercy(11) 1415 Engineering Dr Madison, WI 53706	14,040	*

Robert M. Lipps(12)	11,324	*

All Executive Officers and Directors as a Group (9 persons)(13)	842,820	21.4%

*	less than 1%
(1)	Sonic believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.
(2)	Applicable percentages are based on 3,606,922 shares outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(3)	Includes 25,313 shares subject to Presently Exercisable Options.
(4)	Includes 125,333 shares subject to Presently Exercisable Options. Also includes 20,205 shares owned by Cleopatra Buinevicius for which Mr. Buinevicius has power of attorney to vote and/or dispose of such shares. Ms. Buinevicius is the mother of Mr. Buinevicius. Mr. Buinevicius disclaims beneficial ownership of such shares.
(5)	Mr. Burish is a nominee for Director
(6)	Consists of 63,082 shares subject to Presently Exercisable Options.

(7)	Includes 38,894 shares subject to Presently Exercisable Options.
(8)	Includes 10,000 shares subject to Presently Exercisable Options.
(9)	Includes 27,000 shares subject to Presently Exercisable Options.
(10)	Includes 17,750 shares subject to Presently Exercisable Options.
(11)	Includes 14,000 shares subject to Presently Exercisable Options.
(12)	Includes 11,249 shares subject to Presently Exercisable Options.
(13)	Includes an aggregate of 332,621 Presently Exercisable Options.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for the executive officers identified in the Summary Compensation Table. Throughout this proxy statement, we refer to these individuals, who serve as our Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Executive Vice President of Sales as the “executive officers.”

The Compensation Committee (“Committee”) establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. The day-to-day design and administration of our retirement and employee benefit programs available to our employees are handled by our Human Resources and Finance Department employees. The Committee is responsible for reviewing these programs with management and approving fundamental changes to them.

Overview and Objectives of our Executive Compensation Program

The compensation program for our executive officers is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to Sonic’s growth with the ultimate objective of improving stockholder value. Our compensation program consists of several forms of compensation: base salary, annual bonus, long-term incentives and limited perquisites and benefits.

Base salary and annual bonus are cash-based while long-term incentives consist of stock option awards. The Committee does not have a specific allocation goal between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, the Committee relies on the process described in this discussion and analysis in its determination of compensation levels and allocations for each executive officer.

The Committee does not utilize objective guidelines or formulae, performance targets or short-term changes in our stock price to determine the elements and levels of compensation for our executive officers. Instead, it relies upon its collective judgment as applied to the challenges confronting Sonic, together with advice from independent consultants, information provided by Sonic and independent sources, and the recommendations of our Chief Executive Officer. The Committee also uses subjective information when considering the credentials, length of service, experience, consistent performance, and available competitive alternatives of our executive officers. The Committee receives and reviews a variety of information throughout the year to assist it in directing the executive compensation program. Throughout the year, the Committee reviews financial reports comparing Sonic’s performance on a year-to-date basis versus budget and at each meeting of the Board of Directors the executive officers present an operating report.

The recommendations of the Chief Executive Officer play a significant role in the compensation-setting process. The Chief Executive Officer provides the Committee with an annual overall assessment of Sonic’s achievements and performance, his evaluation of individual performance and his recommendations for annual compensation, bonus and long-term incentive awards. The Committee has discretion to accept, reject or modify the Chief Executive Officer’s recommendations.

The Committee determines the compensation for each executive officer in an executive session.

Market Competitiveness

The Committee’s target is for total cash compensation to average between the 50th and 75th percentile of published compensation data derived from two sources: (i) a peer group of companies that are in our industry, competitors for key talent, or with similar financial characteristics; and (ii) published market survey data for companies within our revenue range. The peer group data was obtained from the most recently filed proxy statement of 14 publicly-traded technology companies with annual revenues ranging from $16.5 million to $30 million; market capitalization of $5 million to $55 million, five year revenue growth of at least 15% and employees of 200 or less. The following companies comprised the peer group for the study: A.D.A.M., Inc., Artificial Life Inc, Aware Inc., Bitstream, Inc., Entech Solar, Inc., Global Axcess Corp, Global Medical Technologies, Inc., Glowpoint, Inc., I.D. Systems, Inc., KIT Digial, Inc., Onstream Media Corporation, Onvia, Inc., Voxware, Inc. and Waytronx, Inc. Given competitive recruiting pressures, the Committee retains its discretion to deviate from this target under appropriate circumstances. The Committee periodically receives updates of the published compensation data.

Pay for Performance

The Committee believes that both long and short term compensation of executive officers should correlate to Sonic’s overall financial performance. Incentive payouts will be larger with strong performance and smaller if Sonic’s financial results decline. From time to time, extraordinary Board-approved initiatives in a fiscal year, such as a restructuring, acquisition, or divestiture, are considered by the Committee in its overall evaluation of Sonic’s performance.

Competitive Benchmarking/Peer Group Analysis

The Committee reviewed market data from the American Electronics Association dated September 1, 2008(“AeA”) in various size and industry stratifications similar to that of Sonic.

The second source of compensation data came from a peer group of fourteen public companies that we consider similar to our market for sales, or for key talent, or with similar financial or other characteristics such as number of employees. The companies in the peer group ranged in market capitalization between $5 million and $55 million, had fewer than 200 employees, revenues between $16.5 million and $30 million and exhibited long-term revenue growth in excess of 15%.

Components of Executive Compensation

Base Salary

The Committee seeks to pay the executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company. As noted above, the target compensation range for an executive’s total cash compensation (salary and bonus) is between the 50th and 75th percentile of the market data reviewed by the Committee.

As part of determining annual increases, the Committee also considers the Chief Executive Officer’s recommendation regarding individual performance as well as internal equitable considerations.

In evaluating individual performance, the Committee considers initiative, leadership, tenure, experience, skill set for the particular position, knowledge of industry and business, and execution of strategy in placing the individual within the range outlined.

In response to poor economic conditions management recommended to the Committee that no change be made to base salaries of any executive officer for fiscal 2010. The Committee accepted management’s recommendation at a meeting of the Committee held on November 25, 2009. Accordingly, base compensation for Mr. Buinevicius, Schmidt, Minor and Lipps was maintained at $344,000, $268,000, $241,000 and $185,000, respectively. After its review of all sources of market data as described above, the Committee believes that the base salaries and the bonuses described below are within its targeted range for total cash compensation.

Bonus

The Committee typically targets an annual cash bonus as a percentage of total cash compensation within the 50th to 75th percentile of market data as noted above. Recognizing that Sonic’s internal budgets are based on pre-established financial goals, the evaluation of individual performance reflects a discretionary assessment by the Committee of each officer’s contribution during the year. The Committee may consider factors such as general economic conditions, acquisitions, divestitures, or restructuring initiatives that may not have been contemplated when the financial budgets were developed. To aid in this evaluation, the Chief Executive Officer provides an overview of Sonic’s financial metrics and performance, new product introductions, strategic initiatives, and investor relations activities for the year.

In an effort to conserve cash, management recommended to the Committee that no discretionary bonus be granted for fiscal 2009 performance to any executive officer. The Committee considered and approved management’s recommendation at a Committee meeting held November 25, 2009. Mr. Lipps receives incentive compensation quarterly based upon achieving predetermined targets for product and services billings set during Sonic’s business planning process. Total incentives paid to Mr. Lipps during fiscal 2009 totaled $93,552.

Stock Options

The Committee has a long-standing practice of providing long-term incentive compensation grants to the executive officers. The Committee believes that such grants, in the form of stock options, help align our executive officers’ interests with Sonic’s stockholders. All stock options have been granted under either our 1995 Stock Option Plan, the 1999 Non-Qualified Plan or the 2009 Stock Incentive Plan (“Employee Plans”).

The Committee reviews option grant recommendations by the Chief Executive Officer for each executive officer, but retains full discretion to accept, reject or revise each recommendation. The Committee’s policy is to grant options on the date it approves them or such other future date as the Committee may agree at the time of approval. The exercise price is determined in accordance with the terms of the Employee Plan and cannot be less than the Fair Market Value, as defined in the Plan, of Sonic’s common stock. The Committee typically grants options once a year, but may grant options to newly hired executives at other times.

In making its determinations, the Committee considers the number of options or shares owned by the executive officers.

On November 25, 2009, the Committee approved option grants to purchase 6,000 shares each to Mssrs. Buinevicius, Schmidt, Minor and Lipps to be granted at the closing price of Sonic’s stock on December 2, 2009, each of which will vest one third on the first, second and third anniversary of the grant.

Health and Welfare Benefits

Our officers are covered under the same health and welfare plans, including our 401(k) plan, as salaried employees.

Employment Agreements

We entered into employment agreements with Rimas P. Buinevicius and Monty R. Schmidt on substantially the same terms as the prior agreements in January 2001. The employment agreements automatically renew every two years for successive two year terms and were last automatically renewed on January 1, 2009. The salaries of each of Messrs. Buinevicius and Schmidt are subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius and Schmidt are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) Sonic Foundry breaches its duty under such employment agreement, (ii) the employee’s status or responsibilities with Sonic Foundry has been reduced, (iii) Sonic Foundry fails to perform its obligations under such employment agreement, or (iv) after a Change in Control of Sonic Foundry, Sonic Foundry’s financial prospects have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius and Schmidt has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of two years thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

A “Change in Control” is defined in the employment agreements to mean: (i) a change in control of a nature that would have to be reported in our proxy statement, ; (ii) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by our stockholders immediately prior to such merger, consolidation or reorganization; (iii) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by our stockholders, directly or indirectly, immediately prior to or after such sale; (iv) any person (as the term “person” is used in Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) had become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of our voting securities; or (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by our stockholders, of each new director was approved by a vote of at least two- thirds of such directors then still in office who were directors at the beginning of any such period.

We entered into employment agreements with Kenneth A. Minor in October 2007 and Robert M. Lipps in August 2008. The salaries of each of Messrs. Minor and Lipps are subject to increase each year at the discretion of the Board of Directors. Messrs. Minor and Lipps are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provide that a cash severance payment be made upon termination, other than for cause. In the case of Mr. Minor, such cash severance is equal to the highest cash compensation paid in any of the last three fiscal years immediately prior to termination and with respect to Mr. Lipps, such cash severance payment is equal to the cash compensation paid in the previous fiscal year immediately prior to termination. In addition, Mssrs. Minor and Lipps will receive immediate vesting of all previously unvested common stock and stock options and have the right to voluntarily terminate their employment, and receive the same severance arrangement detailed above following (i) any “person” becoming a “ beneficial” owner of stock of Sonic Foundry representing 50% or more of the total voting power of Sonic Foundry’s then outstanding stock; or, (ii) Sonic Foundry is acquired by another entity through the purchase of substantially all of its assets or securities and following such acquisition, Rimas Buinevicius does not remain as Chief Executive Officer and Chairman of the Board of Directors of Sonic Foundry or the acquisition is without the written consent of the Board of Directors of Sonic Foundry; or (iii) Sonic Foundry is merged with another entity, consolidated with another entity or reorganized in a manner in which any “person” is or becomes a “beneficial” owner of stock of the surviving entity representing 50% or more of the total voting power of the surviving entity’s then outstanding stock; and Messrs. Minor or Lipps is demoted without cause or his duties are substantially altered. Pursuant to the employment agreements, each of Messrs. Minor and Lipps has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of one year thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

For illustrative purposes, if Sonic terminated the employment of Messrs. Buinevicius, Schmidt, Minor and Lipps (not for cause) on September 30, 2009 or if Messrs. Buinevicius, Schmidt, Minor and Lipps elected to terminate their employment following a demotion or alteration of duties on September 30, 2009, and a change of control as defined in the employment agreements had occurred, Sonic would be obligated to pay $1,109,000, $895,000, $272,000 and $278,000 to of Messrs. Buinevicius, Schmidt, Minor and Lipps, respectively. In addition, any non-vested rights of Messrs. Buinevicius, Schmidt, Minor and Lipps under the Employee Plans, would vest as of the date of employment termination. The value of the accelerated vesting of the options under these circumstances would be $7,000 for Messrs. Buinevicius and Schmidt; $18,000 for Mr. Minor and $27,000 Mr. Lipps.

Personal Benefits

Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this Proxy Statement entitled “Summary Compensation Table”.

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits the ability of a public company to deduct compensation in excess of $1 million paid annually to each of the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Committee and approved by the Company stockholders. No executive officer was affected by this limitation in fiscal 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Sonic has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

COMPENSATION COMMITTEE

David C. Kleinman, Chair

Gary R. Weis

Paul S. Peercy

Summary Compensation

The following table sets forth the compensation of our principal executive officer, our principal financial officer and our other two executive officers for the fiscal year ended September 30, 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)

Rimas P. Buinevicius	2009	342,471	—	—	29,412	—	—	1,766	373,649
Chairman and	2008	277,539	30,000	—	21,997	—	—	1,610	338,143
Chief Executive Officer	2007	309,534	60,000	—	7,770	—	—	10,314	387,618

Kenneth A. Minor	2009	239,967	—	—	50,796	—	—	14,799	305,562
Chief Financial Officer	2008	198,243	31,800	—	51,402	—	—	7,841	289,286
and Secretary	2007	212,310	60,000	—	7,770	—	—	16,457	296,537

Monty R. Schmidt	2009	267,765	—	—	29,412	—	—	22,819	319,996
Chief Technology	2008	217,952	30,000	—	21,997	—	—	8,856	283,799
Officer	2007	238,170	60,000	—	7,770	—	—	16,049	321,989

Robert M. Lipps	2009	185,000	—	—	44,183	93,552	—	8,649	331,384
Executive Vice	2008	156,346	—	—	34,165	65,888	—	6,735	263,134
President—Sales

(1)	The amounts in column (d) represent cash bonuses which were awarded for performance during the prior fiscal year. Fiscal year 2008 bonuses are payable at a future date at the discretion of the executive and coincident with the payment to the Company of an equal amount for the exercise of certain options to purchase common stock.
(2)	The option awards in column (f) represent stock option grants for which Sonic recorded compensation expense during the fiscal year. Under the required FAS 123(R) methodology, the compensation expense reflected is for grants made in the fiscal year and grants made in prior years which continued to be expensed in the fiscal year. The full FAS 123(R) grant date fair value of the option awards granted in fiscal 2008 is included in column (l) in the “Grants of Plan-Based Awards” table included below in this Proxy Statement. The assumptions and methodology used in calculating the FAS 123(R) compensation expense of the option awards are provided in Sonic’s Form 10-K. See Note 1, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in Sonic’s Form 10-K. The amounts in this column represent our accounting expense for these awards and not necessarily the actual value that will be realized by the executive. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS123(R) value.
(3)	The amount shown under column (i) includes Sonic’s matching contribution under our 401(k) plan of $0, $9,599, $10,711 and $8,649 for Messrs Buinevicius, Minor, Schmidt and Lipps. In addition, Mr. Buinevicius receives a car allowance equal to $713 per month of which the taxable personal portion of $1,766 is included in this column. Messrs. Minor and Schmidt receive $650 per month as a car allowance of which the taxable personal portions were $5,200 and $12,108, respectively. Mr. Lipps receives a car allowance of $700 per month of which there was no taxable personal portion.

Grants of Plan-Based Awards

The Following table shows the plan-based awards granted to the Named Executive Officers during fiscal 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of Shares of stock or	All other option awards: Number of Securities Underlying	Exercise or base price of option awards	Grant Date fair Value of Stock and option awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	units (#) (i)	Options (#) (j)	($/Sh) (1) (k)	($) (2) (l)
Rimas P. Buinevicius	11/03/08	—	—	—	—	—	—	—	6,000	5.00	14.772
Kenneth A. Minor	11/10/08	—	—	—	—	—	—	—	6,000	5.30	15,660
Monty R. Schmidt	11/03/08	—	—	—	—	—	—	—	6,000	5.00	14.772
Robert M. Lipps	11/10/08	—	—	—	—	—	—	—	6,000	5.30	19,376

(1)	Sonic grants employee stock options with exercise prices equal to the closing stock price on the date of grant.
(2)	The amount reported in column (l) represents the grant date fair value of the award following the required FAS 123(R) compensation methodology. Grant date fair value is calculated using the Lattice method. See Note 1, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in Sonic’s Form 10-K for the fiscal year ended September 30, 2009 for an explanation of the methodology and assumptions used in the FAS 123(R) valuation. With respect to the option grants, there can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS 123(R) value.

Sonic grants options to its executive officers under our employee stock option plans. As of September 30, 2009, options to purchase a total of 766,615 shares were outstanding under the plans, and options to purchase 405,399 shares remained available for grant thereunder.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning outstanding equity awards as of September 30, 2009 held by the Named Executive Officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (1)(2) (e)	Option Expiration Date (1) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Rimas P. Buinevicius	1,000	0	None	10.94	12/20/2010
	10,000	0		10.94	12/20/2010
	100,000	0		11.20	10/25/2011
	5,000	0		14.50	11/26/2014
	1,666	3,334		15.50	12/04/2017
	6,000	0		5.00	11/03/2018
Kenneth A. Minor	1,300	0	None	5.91	12/13/2009
	1,000	0		10.94	12/20/2010
	6,300	0		10.94	12/20/2010
	594	0		10.10	10/09/2011
	8,000	0		11.20	10/25/2011
	10,000	0		4.20	05/09/2013
	5,000	0		14.50	11/26/2014
	4,000	8,000		15.50	12/04/2017
Monty R. Schmidt	1,000	0	None	10.94	12/20/2010
	8,000	0		10.94	12/20/2010
	1,980	0		10.10	10/09/2011
	5,000	0		14.50	11/26/2014
	1,666	3,334		15.50	12/04/2017
	6,000	0		5.00	11/03/2018
Robert M. Lipps	2,500	0	None	22.60	04/10/2016
	500	250		37.10	12/07/2016
	500	1,000		15.50	12/04/2017
	833	1,667		7.50	03/10/2018
	3,333	6,667		7.80	04/16/2018
	0	6,000		5.30	11/10/2018

(1)	All options were granted under either our shareholder approved Employee Stock Option Plans or the Non-Qualified Stock Option Plan. All unexercisable options listed in the table become exercisable over a three-year period in equal annual installments beginning one year from the date of grant.
(2)	All options have been adjusted for the one-for-ten reverse stock split of the Company’s shares completed on November 16, 2009.

Option Exercises and Stock Vested

The following table shows information concerning option exercises in fiscal 2009 by the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth A. Minor	6,000	(600)	—	—

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	521,957	18.44	405,399
Equity compensation plans not approved by security holders (2)	244,658	11.36	—

Total	766,615	16.17	405,399

(1)	Consists of the Employee Stock Option Plan and the Directors Stock Option Plan. For further information regarding these plans, reference is made to Sonic’s 2009 Form 10-K in Note 7 of the financial statements.
(2)	Consists of the Non-Qualified Stock Option Plan. For further information regarding this plan, reference is made to Sonic’s 2009 Form 10-K in Note 7 of the financial statements.

Compensation Committee Interlocks and Insider Participation

The members of the Executive Compensation Committee of Sonic’s Board of Directors for Fiscal 2009 were those named in the Executive Compensation Committee Report. No member of the Committee was at any time during Fiscal 2009 or at any other time an officer or employee of Sonic Foundry, Inc.

No executive officer of Sonic Foundry, Inc. has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of Sonic Foundry.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP (“GT”) as independent auditors to audit our financial statements for the year ending September 30, 2010, and has further directed that management submit the selection of independent public accountants for certification by the stockholders at the annual meeting. Representatives of GT are expected to be present at the annual meeting to respond to stockholders’ questions and to have the opportunity to make any statements they consider appropriate.

Stockholder ratification of the selection of GT as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of GT to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Sonic and its stockholders.

The ratification of the appointment of GT as independent public accountants requires the approval of a majority of the votes cast by holders of our shares. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of GT requires a majority of the shares cast. Brokers may have discretionary authority to vote for this matter if the broker has not received instructions from the beneficial owner.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 RATIFYING THE APPOINTMENT OF GT AS INDEPENDENT AUDITORS FOR SONIC FOUNDRY.

Relations with Independent Auditors

GT has served as our independent public accountants since its appointment in July 2004. As stated in Proposal 2, the Board has selected GT to serve as our independent auditors for the fiscal year ending September 30, 2010.

Audit services performed by GT for Fiscal 2009 and 2008 consisted of the examination of our financial statements, review of fiscal quarter results, services related to filings with the Securities and Exchange Commission (SEC). We also retained GT to perform certain audit related services associated with the audit of our benefit plan, and tax preparation and consultative services associated with the preparation of Federal and State tax returns. Fiscal 2009 and 2008 tax fees also included international tax services and additional sales and use tax services. All fees paid to GT were reviewed, considered for independence and upon determination that such payments were compatible with maintaining such auditors’ independence, approved by Sonic’s audit committee prior to performance.

Fiscal Years 2009 and 2008 Audit Firm Fee Summary

During fiscal years 2009 and 2008, we retained GT to provide services in the following categories and amounts:

	Years Ended September 30,
	2009	2008
Audit Fees	$117,511	$165,049
Audit Related	9,360	10,920
Tax Fees	36,751	45,035
Other Fees	—	—

All of the services described above were approved by Sonic’s audit committee prior to performance. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

REPORT OF THE AUDIT COMMITTEE 1

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. The Audit Committee held five meetings during fiscal 2009.

Mssrs. Kleinman, Weis and Peercy meet the rules of the SEC for audit committee membership and are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and under Nasdaq listing standards. In August 2009, the Board approved revisions to the Audit Committee Charter to reflect new rules and standards set forth in certain SEC regulations as well as changes to Nasdaq listing standards. A copy of the Audit Committee Charter is available on Sonic’s website.

As set forth in the Audit Committee Charter, management of Sonic is responsible for the preparation, presentation and integrity of Sonic’s financial statements and for the effectiveness of internal control over financial reporting. Management and the accounting department are responsible for maintaining Sonic’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Sonic’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with our independent auditors, GT, matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have received from the auditors a formal written statement describing the relationships between the auditor and Sonic that might bear on the auditor’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board. We have discussed with GT matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the auditors’ independence.

The members of the Audit Committee are not full-time employees of Sonic and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Sonic’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Sonic’s auditors are in fact “independent”.

We have reviewed and discussed with management and GT the audited financial statements. We discussed with GT the overall scope and plans of their audit. We met with GT, with and without management present, to discuss results of their examination and the overall quality of Sonic’s financial reporting.

[1]

The material in this report is not “soliciting material”, is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Based on the reviews and discussions referred to above and our review of Sonic’s audited financial statements for fiscal 2009, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

David C. Kleinman, Chair

Gary R. Weis

Paul S. Peercy

CERTAIN TRANSACTIONS

Frederick H. Kopko, Jr., a director and stockholder of Sonic Foundry, is a partner in McBreen & Kopko. Pursuant to the 1997 Directors’ Stock Option Plan, Mr. Kopko has been granted options to purchase 6,000 shares of Common Stock at exercise prices ranging from $17.40 to $598.80 and was granted options to purchase 4,000 shares of Common Stock at exercise prices ranging from $5.50 to $8.00 pursuant to the 2008 Non-Employee Directors Plan. During fiscal 2009, we paid the Chicago law firm of McBreen & Kopko certain compensation for legal services rendered subject to standard billing rates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Sonic’s officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, to Sonic Foundry’s knowledge, all reporting persons complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except with respect with Mssrs. Schmidt and Weis, who each inadvertently filed one late Form 4 report and Mr. Buinevicius who inadvertently filed two late From 4 reports.

Code of Ethics

Sonic has adopted a Code of Ethics (as defined in Item 406 of Regulation S-K) that applies to its principal executive, financial and accounting officers. Sonic Foundry will provide a copy of its code of ethics, without charge, to any investor that requests it. Requests should be addressed in writing to Mr. Kenneth Minor, Corporate Secretary, 222 West Washington Ave, Madison, WI 53703.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact our Board or specific members of our Board may do so electronically by sending an email to the following address: directors@sonicfoundry.com. Alternatively, a stockholder can contact our Board or specific members of our Board by writing to: Secretary, Sonic Foundry Incorporated, 222 West Washington Avenue, Madison, WI 53703.

Each communication received by the Secretary will be promptly forwarded to the specified party following normal business procedures. The communication will not be opened but rather will be delivered unopened to the intended recipient. In the case of communications to the Board or any group or committee of Directors, the Secretary will open the communication and will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Sonic’s Proxy Materials. Stockholders of Sonic may submit proposals on matters appropriate for stockholder action at meetings of Sonic’s stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in Sonic’s proxy materials relating to its 2011 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Sonic no later than the anniversary date of 120 days prior to the date of this proxy statement (September 30, 2010). Such proposals should be delivered to Corporate Secretary, Sonic Foundry, Inc., 222 West Washington Avenue, Madison, Wisconsin 53703.

Requirements for Stockholders Proposals to be Brought Before the Annual Meeting.

Sonic’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary not less than ninety nor more than one hundred twenty calendar days prior to the anniversary of the date on which Sonic held its immediately preceding annual meeting of stockholders. To be timely for the 2011 Annual Meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by Sonic’s Secretary at the principal executive offices of Sonic between November 4, 2010 and December 4, 2010. However, in the event that the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholders must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to Sonic’s Secretary must set forth the information required by Sonic’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2011 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which Sonic has not been provided with notice on or prior to the anniversary date of 45 days prior to the date of this proxy statement (December 14, 2010) and (ii) any proposal made in accordance with the bylaws provisions, if the 2011 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors has at this time no knowledge of any matters to be brought before this year’s Annual Meeting other than those referred to above. However, if any other matters properly come before this year’s Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

GENERAL

A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2009 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of Sonic and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year’s Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy are to be paid by Sonic.

Sonic will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of Sonic’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2009, including the financial statements and schedules thereto. Exhibits to said report, and exhibits to this proxy statement, will be provided upon payment of fees limited to Sonic’s reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 222 West Washington Avenue, Madison, Wisconsin 53703. We also make available, free of charge, at the “Investor Information” section of our website, our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement, amendments and exhibits to such reports as soon as practicable after the filing of such reports, exhibits and proxy statements with the Securities and Exchange Commission.

In order to assure the presence of the necessary quorum at this year’s Annual Meeting, and to save Sonic the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

By Order of the Board of Directors,

January 28, 2010	Kenneth A. Minor, Secretary

Sonic Foundry C/O AST 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Mark D. Burish		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain

2 Ratification of the appointment of Grant Thornton LLP as independent auditors.							☐	☐	☐

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is/are available at www.proxyvote.com.

SONIC FOUNDRY, INC.

Annual Meeting of Shareholders

March 4, 2010 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) R. Buinevicius and K. Minor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sonic Foundry, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on March 4, 2010 at the Monona Terrace Community and Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Continued and to be signed on reverse side